CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Discovery Fund in the Growth Funds' Prospectus and "Independent Auditors" in the John Hancock Discovery Fund Class A and Class B Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 16 to Registration Statement (Form N-1A No. 33-29438) of our report dated September 6, 1996 on the financial statements and financial highlights of John Hancock Discovery Fund, the portfolio of John Hancock Investment Trust IV.


                                                  /s/Ernst & Young LLP
                                                  ERNST & YOUNG LLP



Boston, Massachusetts
November 20, 1996